DOWNEY FINANCIAL CORP.
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N   E   W   S       R   E   L   E   A   S   E
                                                For further information contact:
                                                Thomas E. Prince
                                                Chief Financial Officer
                                                (949)509-4440

                     DOWNEY FINANCIAL ANNOUNCES NEW DIRECTOR

     Newport Beach, California - July 8, 2002. Maurice L. McAlister, Chairman of the Board of Downey Financial Corp. (NYSE: DSL) announced today that James H. Hunter has been elected a director of the boards of both Downey Financial Corp. and Downey Savings and Loan Association, F.A., increasing both Board's membership to nine directors.

     Commenting on Mr. Hunter's appointment, Mr. McAlister stated: "Jim Hunter brings a wealth of management experience that will be of value to Downey. Jim is currently Executive Vice President of Planning and Acquisition for The Corky McMillin Companies, a successful residential real estate developer headquartered in San Diego. Jim has been with The Corky McMillin Companies since 1990, following nine years with Exxon Co. U.S.A. where he held various engineering supervisory positions associated with oil and gas exploration and production, and was involved in several major acquisitions."

     Downey Financial Corp., headquartered in Newport Beach, California, has assets of $11 billion and is the parent company of Downey Savings and Loan Association, F.A., which has 146 branches throughout California and two in Arizona.